Exhibit 107
Calculation of Filing Fee Tables

Form S-3
(Form Type)

Jones Lang Lasalle Incorporated
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Equity	Preferred Stock, par value $0.01 per share(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Debt	Debt Securities(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Equity	Depositary Shares(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Other(4)	Warrants(1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Other(4)	Subscription Rights(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Other(4)	Purchase Contracts(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Other(4)	Purchase Units(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fees Offsets							N/A
	Net Fee Due							N/A
(1) Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(3)An indeterminate aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered, issued or sold at indeterminate prices.
(4)Representing rights or obligations to purchase common stock, preferred stock, depositary shares, debt securities or other securities.